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                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549



                             --------------------
                                  FORM 8-K
                             --------------------


                               CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF
                     THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)   June 30, 1998
                                                   -------------


                                LEAR CORPORATION
             (Exact name of registrant as specified in its charter)



                 Delaware                              1-11311                13-3386776
-------------------------------------------  ---------------------------  -------------------
      (State or other jurisdiction of                  (Commission            (I.R.S. Employer
      incorporation or organization)                  File Number)          Identification No.)

            21557 Telegraph Road
            Southfield, Michigan                        48086-5008
----------------------------------------------  --------------------------------
   (Address of principal executive offices)                (zip code)

                                (248) 746-1500
                 -------------------------------------------
                         (Telephone number, including
                       area code, of agent for service)

                                  No Change
                 -------------------------------------------
                       (Former name or former address,
                        if changes since last report)

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ITEM 5. OTHER EVENTS.

        On June 30, 1998, Lear Corporation (the "Company") reported that its second quarter 1998 earnings per share will be adversely affected due to the impact of work stoppages at General Motors plants.

        Earnings per share for the quarter ending June 27, 1998, have been adversely affected by approximately $.14 per share due to these work stoppages. Additionally, until they are settled, these work stoppages will have a continuing adverse effect upon the Company.

        This contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from the anticipated results as a result of certain risks and uncertainties, including, but not limited to, general economic conditions in the markets in which the Company operates, fluctuations in the production of vehicles for which the Company is a supplier, labor disputes involving the Company or its significant customers, risks associated with conducting business in foreign countries and other risks detailed from time to time in the Company's Securities and Exchange Commission filings.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

        A. Financial Statements

           Not Applicable.

        B. Exhibits

           None.


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                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   LEAR CORPORATION


                                                   /s/ Donald J. Stebbins
                                                   ----------------------------
                                                   Donald J. Stebbins
                                                   Senior Vice President and
                                                   Chief Financial Officer

June 30, 1998